EXHIBIT (J) UNDER FORM N-1A
                                            EXHIBIT (23) UNDER ITEM 601/REG. S-K


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Federated Intermediate Government/Corporate Fund in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A, No. 33-54445) of Federated Institutional Trust, and to the incorporation by reference of our report dated October 13, 2006 on Federated Intermediate Government/Corporate Fund (one of the portfolios constituting Federated Institutional Trust) included in the Annual Report to Shareholders for the fiscal year ended August 31, 2006.




       /s/ERNST & YOUNG LLP


Boston, Massachusetts
October 25, 2006